Exhibit 99.1
This news release contains forward-looking statements, including those regarding our anticipated financial results for our second fiscal quarter, our ability to sustain the positive trends in margin expansion and revenue growth for the balance of fiscal 2010, the continuation of the positive momentum in our business, our outlook for fiscal 2010, our intention and our ability to continue to focus on customer service, cost efficient operations, and expansion of our capabilities and market, and our currently expected third quarter of fiscal year 2010 net revenue, core operating income, core and GAAP earnings per share results and the components thereof. The statements in this news release are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to: our determination as we finalize our financial results for our second fiscal quarter that our financial results and conditions differ from our current preliminary unaudited numbers set forth herein; adverse changes in the demand, or expected demand, of our customers; adverse changes in current macro-economic conditions, both in the U.S. and internationally; our financial performance during and after the current economic conditions; our ability to maintain and improve costs, quality and delivery for our customers; risks and costs inherent in litigation, including any pending or future litigation relating to our past stock option grants, the restatement of our financial statements as a result of the evaluation of our historical stock option practices or any declines in the price of our stock; whether our realignment of our capacity will adversely affect our cost structure, ability to service customers and labor relations; our ability to successfully address the challenges associated with integrating our acquisition of Green Point; our ability to take advantage of perceived benefits of offering customers vertically integrated services; changes in technology; competition; anticipated growth for us and our industry that may not occur; managing rapid growth; managing rapid declines in customer demand that may occur; our ability to successfully consummate acquisitions; managing the integration of businesses we acquire; risks associated with international sales and operations; retaining key personnel; our dependence on a limited number of large customers; business and competitive factors generally affecting the electronic manufacturing services industry, our customers and our business; other factors that we may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended August 31, 2009, subsequent Reports on Form 10-Q and Form 8-K and our other securities filings. Jabil disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Jabil Reports Second Quarter Earnings
Results Continue to Improve
St. Petersburg, FL — March 23, 2010...Jabil Circuit, Inc. (NYSE: JBL), reported its preliminary, unaudited financial results for the second quarter of fiscal year 2010, ended February 28, 2010. “Results for the quarter indicate significant year-over-year margin expansion on modest revenue growth. We are gaining confidence that these positive trends may be sustained for the balance of the year,” said Timothy L. Main, President and CEO.
(Definitions used: “GAAP” means U.S. generally accepted accounting principles. Jabil defines core operating income as GAAP operating income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and impairment charges, goodwill impairment charges, certain distressed customer charges and loss on disposal of subsidiary. Jabil defines core earnings as GAAP net income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and impairment charges, goodwill impairment charges, certain distressed customer charges, loss on disposal of subsidiary, certain other expenses, net of tax and certain deferred tax valuation allowance charges. Jabil defines core earnings per share as core earnings divided by the weighted average number of outstanding shares determined under GAAP. Jabil reports core operating income, core earnings and core earnings per share to provide investors with an alternative method for assessing operating income, earnings and earnings per share from what it believes are its core manufacturing operations. See the accompanying reconciliation of Jabil’s core operating income to its GAAP operating income and Jabil’s core earnings and core earnings per share to its GAAP net income and GAAP earnings per share and additional information in the supplemental information.)
Second Quarter 2010
Net revenue for the second quarter of fiscal 2010 was $3.0 billion compared to $2.9 billion for the same period of fiscal 2009.
GAAP results:
GAAP operating income for the second quarter of fiscal 2010 was $61.8 million compared to a loss of $705.6 million for the same period of fiscal 2009.
M O R E

Jabil Earnings Release
March 23, 2010
GAAP net income for the second quarter of fiscal 2010 was $29.8 million compared to a net loss of $866.1 million for the same period of fiscal 2009.
GAAP diluted earnings per share for the second quarter of fiscal 2010 was $0.14 compared to a loss per share of $4.19 for the same period of fiscal 2009.
Core results:
Core operating income for the second quarter of fiscal 2010 was $95.6 million or 3.2 percent of net revenue compared to $51.2 million or 1.8 percent of net revenue for the same period of fiscal 2009.
Core earnings for the second quarter of fiscal 2010 were $63.3 million compared to $27.3 million for the same period of fiscal 2009.
Core diluted earnings per share for the second quarter of fiscal 2010 was $0.29 compared to $0.13 for the same period of fiscal 2009.
Sequential Second Quarter Fiscal 2010
Operational Highlights (Note: Jabil’s second fiscal quarter is normally a sequentially down quarter due to the seasonally driven slowdown in consumer spending.)
•	Lowest second quarter sequential decline in revenue and core operating margin since fiscal 2004.

•	GAAP operating income decreased 6.8 percent.

•	GAAP earnings increased $0.01 per fully diluted share.

•	Core operating income decreased 10.3 percent.

•	Core earnings decreased $0.03 per fully diluted share.
Balance Sheet Highlights
•	Cash flow from operations for the quarter was approximately $31 million.

•	Sales cycle was 17 days for the second quarter of fiscal 2010.

•	Annualized inventory turns were seven turns for the quarter.

•	Capital expenditures for the second quarter of fiscal 2010 were approximately $78 million.

•	Depreciation for the second quarter of fiscal 2010 was approximately $63 million.

•	Cash and cash equivalent balances were $794 million at the end of the quarter.

•	Core Return on Invested Capital was 18.2 percent for the quarter.

•	A $0.07 dividend was paid on March 1, 2010.
Business Update
“The positive momentum in the business has solidified and we believe fiscal 2010 should be an excellent year for Jabil. We intend to continue our focus on customer service, cost efficient operations, and expansion of our capabilities and market,” said Timothy L. Main, President and CEO.
Jabil management indicated that it expects its net revenue for its third quarter of fiscal 2010 to increase 3 to 10 percent, ranging from $3.1 billion to $3.3 billion. Jabil estimated that its core operating income for the quarter will grow 4 to 25 percent, ranging from $100 million to $120 million. Jabil indicated that it expects its core earnings per share for its third quarter of fiscal 2010 to improve 3 to 24 percent, ranging from $0.30 to $0.36 per diluted share. GAAP earnings per share are expected to be in a range from $0.14 to $0.25 per diluted share. (GAAP earnings or loss per share for the third quarter of fiscal 2010 is currently estimated to include $0.03 per share for amortization of intangibles; $0.07 to $0.12 per share for stock-based compensation and related charges; and $0.01 per share for restructuring.)
M O R E

Jabil Earnings Release
March 23, 2010
Supplemental Information
The financial results disclosed in this release include certain measures calculated and presented in accordance with GAAP. In addition to the GAAP financial measures, Jabil provides supplemental, non-GAAP financial measures to facilitate evaluation of Jabil’s core operating performance. The non-GAAP financial measures disclosed in this release exclude certain amounts that are included in the most directly comparable GAAP measures. The non-GAAP or core financial measures disclosed in this release do not have standard meanings and may vary from the non-GAAP financial measures used by other companies. Management believes core financial measures (which exclude the effects of the amortization of intangibles, stock-based compensation expense and related charges, restructuring and impairment charges, goodwill impairment charges, certain distressed customer charges, loss on disposal of subsidiary, certain other expenses, net of tax and certain deferred tax valuation allowance charges) are a useful measure that facilitates evaluating the past and future performance of Jabil’s ongoing operations on a comparable basis. Jabil reports core operating income, core return on invested capital, core earnings and core earnings per share to provide investors with an alternative method for assessing operating income, earnings and earnings per share from what it believes are its core manufacturing operations. Included in this release are Condensed Consolidated Statements of Operations as well as a reconciliation of the disclosed core financial measures to the most directly comparable GAAP financial measures.
Company Conference Call Information
Jabil will hold a conference call to discuss the second fiscal quarter 2010 earnings today at 4:30 p.m. ET live on the Internet at http://www.jabil.com. The earnings conference call will be recorded and archived for playback on the web at http://www.jabil.com. A taped replay of the conference call will also be available March 23, 2010 at approximately 7:30 p.m. ET through midnight on March 30, 2010. To access the replay, call (800) 642-1687 from within the United States, or (706) 645-9291 outside the United States. The pass code is 63210269. An archived webcast of the conference call will be available at http://www.jabil.com/investors/.
About Jabil
Jabil is an electronic product solutions company providing comprehensive electronics design, manufacturing and product management services to global electronics and technology companies. Offering complete product supply chain management from facilities in 22 countries, Jabil provides comprehensive, individualized-focused solutions to customers in a broad range of industries. Jabil common stock is traded on the New York Stock Exchange under the symbol, “JBL”. Further information is available on Jabil’s website: jabil.com.
Investor & Media Contact:
Beth Walters
Vice President, Investor Relations & Communications
Jabil Circuit, Inc.
(727) 803-3511
beth_walters@jabil.com
M O R E

JABIL CIRCUIT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	February 28,	August 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$794,137	$876,272
Trade accounts receivable, net	1,174,614	1,260,962
Inventories	1,565,335	1,226,656
Prepaid expenses and other current assets	267,557	247,795
Income taxes receivable	32,835	37,448
Deferred income taxes	23,552	27,693

Total current assets	3,858,030	3,676,826

Property, plant and equipment, net	1,336,214	1,377,729
Goodwill and intangible assets, net	144,314	156,288
Deferred income taxes	57,427	49,673
Other assets	53,893	57,342

Total assets	$5,449,878	$5,317,858

LIABILITIES AND EQUITY
Current liabilities:
Current installments of notes payable, long-term debt and long-term lease obligations	$158,461	$197,575
Accounts payable	2,120,863	1,938,009
Accrued expenses	471,281	537,851
Income taxes payable	16,076	11,831
Deferred income taxes	3,376	660

Total current liabilities	2,770,057	2,685,926

Notes payable, long-term debt and long-term lease obligations, less current installments	1,037,894	1,036,873
Income tax liability	86,592	78,348
Deferred income taxes	1,395	4,178
Other liabilities	63,217	70,124

Total liabilities	3,959,155	3,875,449

Equity:
Jabil Circuit, Inc. stockholders’ equity:
Common stock	218	217
Additional paid-in capital	1,472,063	1,455,214
Retained earnings (accumulated deficit)	43,413	(13,700)
Accumulated other comprehensive income	174,036	196,972
Treasury stock at cost	(206,829)	(203,541)

Total Jabil Circuit, Inc. stockholders’ equity	1,482,901	1,435,162

Non-controlling interests	7,822	7,247

Total equity	1,490,723	1,442,409

Total liabilities and equity	$5,449,878	$5,317,858

JABIL CIRCUIT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data)
(Unaudited)

	Three months ended		Six months ended
	February 28,	February 28,	February 28,	February 28,
	2010	2009	2010	2009
Net revenue	$3,004,644	$2,887,400	$6,092,900	$6,269,909
Cost of revenue	2,781,898	2,731,854	5,638,378	5,890,650

Gross profit	222,746	155,546	454,522	379,259

Operating expenses:
Selling, general and administrative	146,264	111,053	277,817	242,715
Research and development	7,425	5,754	15,122	11,409
Amortization of intangibles	6,643	7,673	13,748	15,708
Restructuring and impairment charges	635	31,524	4,070	32,145
Loss on disposal of subsidiary	—	—	15,722	—
Goodwill impairment charges	—	705,121	—	1,022,821

Operating income (loss)	61,779	(705,579)	128,043	(945,539)

Interest, net and other	20,511	19,014	40,758	42,805

Income (loss) before income taxes	41,268	(724,593)	87,285	(988,344)

Income tax expense	11,446	142,018	28,582	154,381

Net income (loss)	29,822	(866,611)	58,703	(1,142,725)

Net income (loss) attributable to noncontrolling interests, net of income tax expense	(8)	(511)	585	(768)

Net income (loss) attributable to Jabil Circuit, Inc.	$29,830	$(866,100)	$58,118	$(1,141,957)

Earnings (loss) Per Share:
Income (loss) attributable to the stockholders of Jabil Circuit, Inc.:
Basic	$0.14	$(4.19)	$0.27	$(5.53)

Diluted	$0.14	$(4.19)	$0.27	$(5.53)

Weighted average shares outstanding:
Basic	213,625	206,711	214,040	206,557

Diluted	214,760	206,711	215,916	206,557

JABIL CIRCUIT, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP MEASURES
(In thousands, except for per share data)
(Unaudited)

	Three months ended		Six months ended
	February 28,	February 28,	February 28,	February 28,
	2010	2009	2010	2009
Operating income (loss) (GAAP)	$61,779	$(705,579)	$128,043	$(945,539)
Amortization of intangibles	6,643	7,673	13,748	15,708
Stock-based compensation and related charges	26,512	5,187	40,493	20,005
Restructuring and impairment charges	635	31,524	4,070	32,145
Goodwill impairment charges	—	705,121	—	1,022,821
Loss on disposal of subsidiary	—	—	15,722	—
Distressed customer charges	—	7,256	—	7,256

Core operating income (Non-GAAP)	$95,569	$51,182	$202,076	$152,396

Net income (loss) (GAAP)	$29,830	$(866,100)	$58,118	$(1,141,957)
Amortization of intangibles, net of tax	6,635	9,673	13,728	15,226
Stock-based compensation and related charges, net of tax	26,178	8,600	39,888	19,210
Restructuring and impairment charges, net of tax	646	45,155	4,084	45,618
Goodwill impairment charges, net of tax	—	696,080	—	1,018,157
Distressed customer charges, net of tax	—	6,408	—	6,408
Loss on disposal of subsidiary, net of tax	—	—	15,722	—
Deferred tax valuation allowance charges	—	127,449	—	127,449

Core earnings (Non-GAAP)	$63,289	$27,265	$131,540	$90,111

Earnings (loss) per share: (GAAP)
Basic	$0.14	$(4.19)	$0.27	$(5.53)

Diluted	$0.14	$(4.19)	$0.27	$(5.53)

Core earnings per share: (Non-GAAP)
Basic	$0.30	$0.13	$0.61	$0.42

Diluted	$0.29	$0.13	$0.61	$0.42

Common shares used in the calculations of earnings (loss) per share (GAAP):
Basic	213,625	206,711	214,040	206,557

Diluted	214,760	206,711	215,916	206,557

Common shares used in the calculations of earnings per share (Non-GAAP):
Basic	213,625	213,387	214,040	213,217

Diluted	214,760	213,456	215,916	213,286